EXHIBIT 99.1
Qualtrics Announces Pricing of Public Offering
PROVO, Utah and SEATTLE, November 4, 2021 – Qualtrics (Nasdaq: XM), the leader and creator of the Experience Management (XM) category, announced today the pricing of its public offering of 23,809,524 shares of its Class A common stock at a public offering price of $42.00 per share. All of the shares are being offered by Qualtrics. The gross proceeds from the offering, before deducting underwriting discounts and commissions and other offering expenses payable by Qualtrics, are expected to be approximately $1.0 billion. The offering is expected to close on November 9, 2021, subject to the satisfaction of customary closing conditions. In addition, Qualtrics has granted the underwriters a 30-day option to purchase up to 3,571,428 additional shares of its Class A common stock at the public offering price, less underwriting discounts and commissions.

Qualtrics intends to use the net proceeds from the sale of its shares in the offering to repay a promissory note payable to SAP America, Inc. and the remainder for working capital and other general corporate purposes.

Goldman Sachs & Co. LLC and HSBC are acting as lead book-running managers for the offering. Citigroup, J.P. Morgan, Morgan Stanley, Barclays and Truist Securities are acting as book-running managers.

The offering is being made only by means of a prospectus. When available, copies of the final prospectus relating to the offering may be obtained from: Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, by telephone at (866) 471-2526, or by email at Prospectus-ny@ny.email.gs.com; and HSBC Securities (USA) Inc., 452 5th Avenue, New York, NY 10018, by telephone at (877) 429-7459, or by email at ny.equity.syndicate@us.hsbc.com.

Registration statements relating to the offering have been filed with the Securities and Exchange Commission and became effective on November 4, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Qualtrics
Qualtrics, the leader and creator of the Experience Management (XM) category, is changing the way organizations manage and improve the four core experiences of business—customer, employee, product and brand. Over 13,500 organizations around the world are using Qualtrics to listen, understand and take action on experience data (X-data™)—the beliefs, emotions and intentions that tell you why things are happening, and what to do about it. The Qualtrics XM Platform™ is a system of action that helps businesses attract customers who stay longer and buy more, engage employees who build a positive culture, develop breakthrough products people love and build a brand people are passionate about.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including any statements regarding the closing of Qualtrics’ offering. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or outcomes to differ materially from those anticipated or implied in the statements, including those described under “Risk Factors” in Qualtrics’ registration statement relating to the offering. Forward-looking statements speak only as of the date the statements are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Qualtrics assumes no obligation to update forward-looking statements, whether to reflect new information, events or circumstances after the date they were made or otherwise, except as required by law.

Contacts:

Investor Relations
Steven Wu
Head of FP&A and Investor Relations
investors@qualtrics.com

Public Relations
Gina Sheibley
Chief Communications Officer
press@qualtrics.com